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Exhibit 99.1

INOVALON REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

  •
  Record full year revenue of $361.5 million, a 22% year-over-year increase

  •
  Adjusted EBITDA for the year of $133.6 million, a 86% year-over-year increase, reflecting a 37% Adjusted EBITDA margin

  •
  Non-GAAP full year net income of $70.2 million, resulting in Non-GAAP diluted net income per share of $0.53, an increase of 96% year-over-year

  •
  Record 575 Contracted Patient Population Statements of Work in 2014, a 62% year-over-year increase

        BOWIE, Md.—March 25, 2015—Inovalon (Nasdaq: INOV), a leading technology company providing advanced cloud-based data analytics and data-driven intervention platforms to the health care industry, today announced financial results for the fourth quarter and full year 2014. A conference call will be held today at 5:00 pm Eastern Time to discuss these results and the management's outlook for future financial and operational performance, as well as a discussion regarding certain key trends in Inovalon's business.

        "The fourth quarter and full year of 2014 provided an excellent opportunity for Inovalon to demonstrate the strength of its cloud-based capabilities, delivering significant value to our clients and excellent financial performance for our shareholders. From advancing our industry-leading datasets, analytics, big data toolsets and cloud-based platforms, to materially expanding our client base and achieving very strong operational leverage, we believe that the periods' results were outstanding," said Keith Dunleavy, M.D., chairman of the board and chief executive officer of Inovalon. "With healthcare, the largest component of the U.S. economy, undergoing a sea change transition from consumption and volume paradigms to ones instead driven by quality, value, and efficiency, we see Inovalon's capabilities as being tremendously valuable and we believe that we are merely in the opening chapters of this story. Going forward, we are very excited about the opportunities ahead of us—seeing continued strong growth in 2015, industry-leading innovations, an ongoing achievement of strong quantified value for our clients, and operational leverage continuing to expand, ahead of our initial 2015 expectations. I am tremendously proud of the achievements and performance delivered by my colleagues and our associates, and I am grateful for the strong client relationships which provide us the opportunity to partner together, bringing the impact of our technologies to the benefit of healthcare."

Fourth Quarter 2014 Results

  •
  Revenue for the fourth quarter of 2014 was $89.9 million, an increase of $25.4 million, or 39%, compared with $64.5 million in the fourth quarter of 2013.

  •
  Cost of revenue for the fourth quarter of 2014 was $27.7 million, or 31% of revenue, down from 39% of revenue in the same period last year.

  •
  Income from operations for the fourth quarter was $24.2 million, an increase of $16.0 million, or 195%, compared to $8.2 million in the same period last year.

  •
  Adjusted EBITDA was $30.6 million in the fourth quarter, an increase of $17.1 million, or 126%, compared to $13.5 million in the prior year period. Adjusted EBITDA margin increased to 34% in the quarter, compared to 21% in the prior year quarter.

  •
  Non-GAAP net income for the quarter ended December 31, 2014 was $14.8 million, an increase of 107% over the prior year, resulting in Non-GAAP diluted net income per share of $0.12, an increase of 140% over the prior year.

Full Year 2014 Results

  •
  Revenue for 2014 was a record $361.5 million, reflecting an increase of $65.7 million, or 22%, compared with $295.8 million in 2013.

  •
  Cost of revenue for 2014 was $112.8 million, or 31% of revenue, down from 41% of revenue in 2013.

  •
  Income from operations for 2014 was $110.1 million, up $57.6 million, or 110%, from $52.4 million in 2013.

  •
  Adjusted EBITDA was $133.6 million in 2014, an increase of $61.8 million, or 86%, when compared with 2013. Adjusted EBITDA as a percentage of revenue was 37% in 2014, compared to 24% in the prior year.

  •
  Non-GAAP net income for 2014 was $70.2 million, an increase of 88% over the prior year, resulting in Non-GAAP diluted net income per share of $0.53, an increase of 96% over the prior year.

  •
  For the full year ended December 31, 2014, net cash provided by operating activities was $85.5 million, an increase of $19.5 million, or 30%, compared to the same period in 2013.

  •
  Cash and cash equivalents were $162.6 million at the end of 2014, an increase of $52.0 million from December 31, 2013.

        Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP net income are non-GAAP measures. The non-GAAP measures are described below and are reconciled to the most directly comparable GAAP measures at the end of this release.

Additional Key Highlights

  •
  Reflecting Inovalon's quantifiable value creation for clients, Inovalon's customer retention rate for the full year 2014 was over 98%. Recurring revenue during the year constituted more than 98% of revenue with approximately 100% of the aforementioned recurring revenue being recognized in multi-year agreements. Virtually no client contract contained clauses allowing for terminations for convenience, nor any clauses allowing for termination rights associated with the client being acquired.

  •
  The number of multi-year contracted Patient Population Statements of Work (SOWs) engaged with the Company in 2014 grew materially to 575, representing a significant 62% increase as compared to the prior year. This expansion in SOW count reflects a material acceleration over prior years' metrics and consists of SOWs with new clients as well as additional SOWs with existing clients. Further, the SOW count expansion, while occurring throughout the year, was greater during the later portion of the year. The nature of the SOW expansion is believed to bode well as not only an indication of growing interest and demand for Inovalon's cloud-based capabilities to a greater number of healthcare organizations, but also as an expanding field of new clients, which, upon realizing value from Inovalon's platforms, may serve as an expanded growth opportunity platform for the Company—a phenomenon which has been demonstrated historically within the Company's client base.

  •
  Inovalon launched the next generation of its cloud-based healthcare quality analytics engine, QSI®-XL in the second half of 2014. QSI®-XL is an advanced, big data technology architecture which delivers previously unprecedented processing times that enable accelerated decision-making and speed-to-impact to inform quality analysis and improvement programs—achieving dramatic improvements in data aggregation simplicity and greater than 15x faster than Inovalon's industry leading legacy platform.

  •
  Inovalon realized a dramatic increase in the utilization of its cloud-based clinical decision support system, ePASS® (Electronic Patient Assessment Solution Suite), which brings patient-specific information and analytics to the point of care to support clinicians in their assessment, documentation and treatment of patients. Utilization of the system increased by 69% in 2014 over 2013, and was responsible for driving material improvements in healthcare quality outcomes for health systems across the country. The impact of the ePASS® platform within the clinical encounter environment has been demonstrated to enable a 3x improvement in value through the improvement of quality rating scores, risk score accuracy, utilization efficiency, encounter visit time, and documentation compliance accuracy.

  •
  Inovalon's healthcare data asset, the MORE2 Registry®, expanded to more than 120 million longitudinally matched patients and more than 9.2 billion medical events, from more than 754,000 physicians, and 248,000 clinical facilities enabling further enhancement of Inovalon's analytical capabilities and insight into the longitudinal clinical care and outcomes of patients across virtually every disease and therapeutic area.

  •
  Inovalon advanced its cloud-based connectivity capabilities with many of the industry's most prevalent electronic healthcare record (EHR) systems in 2014, allowing for the exchange of highly valuable clinical data in near real time. This interconnectivity increases the speed at which Inovalon can achieve patient-specific, provider-specific, and facility-specific insights, improves the financial efficiency of Inovalon's systems, increases the value able to be demonstrated for Inovalon's clients, and increases the "network effect" of Inovalon's growing reach of gaining insights and delivering beneficial impact.

  •
  Inovalon launched the next generation of its clinical data capture platform, SAFHIRE, a cloud-based platform which facilitates the rapid logistical coordination, acquisition, quality control, and processing of clinical data in structured and unstructured formats, allowing for the growing scale of necessary aggregation of more complete and accurate clinical data beyond what is otherwise available in automated healthcare data systems.

  •
  As a result of the aforementioned technology platform advancements, increased utilization of big data technologies, increased intervention platform interconnectivity and automation, advancements in virtualization performance within Inovalon's private cloud datacenters, expansion of process automation within Inovalon's IT operations, continued market focus on analytic product demand, and expansion of the scale of the Company's client-base, amongst other factors, the Company achieved significant operational leverage during 2014. These advancements not only enabled significant value delivery to Inovalon's clients, but also significant improvements in gross margins and Adjusted EBITDA margins—a trend that the Company expects to continue to see going forward.

Initial Public Offering

        On February 18, 2015, the Company completed its Initial Public Offering (IPO) of 22,222,222 Class A common shares and, upon the underwriters' exercise of their option to purchase additional shares, issued an additional 3,142,581 Class A common stock shares for a total of 25,364,803 shares issued. All of the shares issued in the IPO were primary shares offered by the Company as none of the Company's shareholders sold any shares in the IPO. The offering price of the shares sold in the IPO was $27.00 per share, resulting in net proceeds to the Company after underwriters' discounts and commissions and other expenses of approximately $639.4 million.

        Immediately following the IPO, the Company's cash and cash equivalents were approximately $806 million and the shares of common stock outstanding were 147.6 million.

Other Financial Data and Key Metrics

        The following constitute other financial and key metrics described within the Company's prospectus related to its IPO. Please see the Company's SEC filings for further details.

  •
  Growth of Datasets:  At December 31, 2014, the MORE2 Registry® dataset contained approximately 120 million unique patient counts and 9.2 billion medical event counts, with both metrics increasing 10% year-over-year.

  •
  Investment in Innovation:  For the three months ended December 31, 2014, Inovalon's investment in innovation supporting ongoing development of advanced, cloud-based data analytics and data-driven intervention platforms was $10.9 million, or 12% of revenue, compared to $8.7 million, or 14% of revenue, for the three months ended December 31, 2013. For 2014, investment in innovation was $44.5 million, or 12% of revenue, compared to $35.1 million, or 11% of revenue, in 2013.

  •
  Data Analytics and Data-Driven Intervention Mix Progression:  In 2014, 98% of all revenue resulted from analytics and data-driven solutions provided through cloud-based platforms, with materially all of the 2% balance resulting from revenue generated from licensing fees charged for on-premises installed (i.e. non-cloud-based) versions of Inovalon's analytics software. Of the combined 100% total, revenue from data analytics expanded to 57.7% of revenue, from 48.6% in 2013. Revenue from fully automated data-driven intervention platform services expanded to 7.3% of revenue, from 4.3% in 2013. Revenue from partially automated data-driven intervention platform services favorably decreased to 35.0% of revenue, down from 47.1% in 2013, in connection with the intentional shift to fully automated data-driven intervention platform services.

    The Company views the decreased proportion of revenue derived from partially automated data-driven intervention platform services as a notably positive reflection of the Company's cloud-based interconnectivity and automation capabilities—leveraging the healthcare ecosystem-wide trend of rising connectivity (e.g., EHRs and HIEs). The proportion of the Company's revenue derived from pure data analytics and fully automated data-driven intervention platform services revenue is expected to continue to expand over time as a percentage of total revenue as a result of Inovalon's continued expansion of its cloud-based interconnectivity technologies coupled with the continued expansion of interconnectivity within the healthcare landscape. To drive value for the Company's clients and serve them irrespective of their level of connectivity, an important differentiator of the Company, Inovalon continues to provide its cloud-based partially automated data-driven intervention platform services, converting the performance of such services to cloud-based fully automated data-driven intervention platform services wherever possible. As the healthcare infrastructure becomes more interconnected and Inovalon's integration and interconnectivity technologies continue to expand, Inovalon is able to achieve more rapid implementation, and greater value impact, at more efficient costs.

  •
  Client SOW Count Growth:  The Company's Engaged Patient Population Statements of Work (SOWs) in 2014 rose to 575, an increase of 62% as compared to the same in 2013.

  •
  Analytical Process Count Growth:  Inovalon's Trailing 12 month Patient Analytical Month (PAM) count, which we believe is indicative of the Company's overall level of analytical activity, grew to 16.5 billion at December 31, 2014, an increase of 29% year-over-year.

2015 Financial Guidance

        Inovalon is providing the following general guidance for the full year 2015:

  •
  Total revenue is expected to be between $425 million and $445 million

  •
  Adjusted EBITDA is expected to be between $154 million and $162 million

  •
  Non-GAAP net income of between $80 million and $85 million

  •
  Non-GAAP diluted net income per share of between $0.54 and $0.57

        Reminding investors and others that the profile of the Company's solutions delivered across its platforms demonstrate a degree of seasonality (as described within the Company's prospectus related to its IPO), Inovalon is providing the following general guidance for its first quarter 2015:

  •
  Total revenue is expected to be between $89 million and $92 million

  •
  Adjusted EBITDA is expected to be between $27 million and $29 million

  •
  Non-GAAP net income of between $13 million and $14 million

  •
  Non-GAAP diluted net income per share of between $0.09 and $0.10

        While changes in the stock price could change the fully diluted share count, the Company is assuming 139.2 million shares outstanding on a weighted average fully diluted basis for the first quarter of 2015, and approximately 151.6 million shares for the subsequent quarters of 2015 (148.6 million shares for the full year 2015).

        The Company's Non-GAAP net income and related Non-GAAP diluted net income per share guidance includes interest income at an estimated 40 basis points on investable resources, interest expense of $4.2 million assuming an average rate of 1.4% on the Company's outstanding Term Loan, depreciation and amortization expense for the year of approximately $21 million, non-cash stock-based compensation expense, assuming no additional equity issuance during 2015, of $6.4 million, and an effective tax rate of 40%.

Conference Call

        Inovalon will host a conference call to discuss the results at 5:00 pm Eastern Time today. To participate in Inovalon's conference call, please dial (855) 783-2604, conference ID 7350080; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon's investor relations website (http://investors.inovalon.com).

About Inovalon

        Inovalon is a leading technology company that combines advanced cloud-based data analytics and data-driven intervention platforms to achieve meaningful insight and impact in clinical and quality outcomes, utilization, and financial performance across the healthcare landscape. Inovalon's unique achievement of value is delivered through the effective progression of Turning Data into Insight, and Insight into Action®. Large proprietary datasets, advanced integration technologies, sophisticated predictive analytics, data-driven intervention platforms, and deep subject matter expertise deliver a seamless, end-to-end capability that brings the benefits of big data and large-scale analytics to the point of care. Driven by data, Inovalon uniquely identifies gaps in care, quality, data integrity, and financial performance—while bringing to bear the unique capabilities to resolve them. Providing technology that supports hundreds of healthcare organizations in 98.2% of U.S. counties and Puerto Rico, Inovalon's cloud-based analytical and data-driven intervention platforms are informed by data pertaining to more than 754,000 physicians, 248,000 clinical facilities, and more than 120 million Americans providing a powerful solution suite that drives high-value impact, improving quality and economics for health plans, ACOs, hospitals, physicians, consumers and pharma/life-sciences researchers. For more information, visit www.inovalon.com.

Forward Looking Statements

        Certain statements contained in this press release constitute forward-looking statements within the meaning of, and intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, strategies and business plans and expectations regarding future results. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

        These risks, uncertainties, and assumptions include, among others: the Company's ability to continue and manage growth; ability to grow the client base and SOWs and retain and renew the existing client base and maintain or increase the fees and SOWs with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the ability to protect the privacy of clients' data and prevent security breaches; the effect of competition on the business; and the efficacy of the Company's platforms and toolsets. Additional information will also be set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, including under the heading "Risk Factors." The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

        In the Company's earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, there may be use or discussion of non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. The earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of the Company's web site at www.inovalon.com

Inovalon Holdings, Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per-share amounts)	2014	2013	2014	2013
Revenue	$89,918	$64,534	$361,540	$295,798
Expenses:
Cost of revenue	27,696	25,185	112,761	120,054
Sales and marketing	1,788	1,355	7,143	5,952
Research and development	5,754	5,021	23,130	21,192
General and administrative	25,645	20,372	88,565	80,638
Depreciation and amortization	4,868	4,412	19,880	15,517

Total operating expenses	65,751	56,345	251,479	243,353

Income from operations	24,167	8,189	110,061	52,445

Other income and (expenses):
Interest income	2	3	6	9
Interest expense	(1,127)	(18)	(1,336)	(79)

Income before taxes	23,042	8,174	108,731	52,375
Provision for income taxes	9,543	2,439	43,379	19,657

Net income	$13,499	$5,735	$65,352	$32,718

Basic net income per share	$0.11	$0.04	$0.50	$0.24

Diluted net income per share	$0.11	$0.04	$0.49	$0.24

Weighted average shares of common stock outstanding:
Basic	122,257	134,558	130,770	135,305

Diluted	125,359	135,572	133,289	136,375

Cash dividend declared per share	$—	$0.15	$—	$0.15

Inovalon Holdings, Inc.
Consolidated Balance Sheet
(unaudited)

	As of December 31,
(In thousands)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$162,567	$110,594
Accounts receivable (net of allowances of $1,827 and $1,484 at December 31, 2014 and 2013, respectively)	43,938	33,398
Prepaid expenses and other current assets	6,015	2,531
Income tax receivable	6,797	4,772
Deferred income taxes	491	580

Total current assets	219,808	151,875
Non-current assets:
Property, equipment and capitalized software, net	50,962	43,050
Goodwill	62,269	62,269
Intangible assets, net	7,447	11,815
Other assets	2,083	737

Total assets	$342,569	$269,746

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$10,974	$7,973
Accrued compensation	15,305	6,917
Other current liabilities	1,992	678
Deferred rent	567	445
Deferred revenue	3,904	2,316
Dividend payable	—	2,852
Credit facilities	18,750	—
Capital lease obligation	99	132

Total current liabilities	51,591	21,313
Non-current liabilities:
Credit facilities, less current portion	281,250	—
Capital lease obligation, less current portion	168	279
Deferred revenue	—	200
Deferred rent	2,619	3,098
Deferred income taxes	15,163	13,122

Total liabilities	350,791	38,012

Stockholders' equity (deficit):
Common stock	—	—
Class A common stock	—	—
Class B common stock	1	1
Preferred stock	—	—
Additional paid-in-capital	110,317	107,553
Retained earnings	181,477	124,180
Treasury stock	(300,017)	—

Total stockholders' equity (deficit)	(8,222)	231,734

Total liabilities and stockholders' equity (deficit)	$342,569	$269,746

Inovalon Holdings, Inc.
Consolidated Statement of Cash Flows
(unaudited)

	Year Ended December 31,
(In thousands)	2014	2013
Cash flows from operating activities:
Net income	$65,352	$32,718
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	2,894	1,842
Bad debt expense	—	—
Depreciation	15,512	11,918
Amortization of intangibles	4,368	3,599
Deferred income taxes	1,882	(333)
Loss on disposal of long-lived assets	197	250
Loss on impairment of long-lived assets	255	—
Changes in assets and liabilities:
Accounts receivable	(10,539)	29,502
Prepaid expenses and other current assets	(3,484)	(181)
Income taxes receivable	(2,025)	(3,121)
Other assets	(1,035)	(197)
Accounts payable	2,120	(1,468)
Accrued compensation	7,686	(6,677)
Other liabilities	1,314	(233)
Deferred rent	(357)	230
Deferred revenue	1,388	(1,834)

Net cash provided by operating activities	85,528	66,015

Cash flows from investing activities:
Purchases of property and equipment	(7,518)	(9,202)
Investment in capitalized software	(15,164)	(9,664)
Proceeds from sale of property and equipment	63	3

Net cash used in investing activities	(22,619)	(18,863)

Cash flows from financing activities:
Repurchase of common stock	(309,083)	(72,114)
Sale of common stock	—	52,114
Proceeds from credit facility borrowings	300,000	—
Dividends paid	(2,852)	(23,511)
Proceeds from exercise of stock options	720	270
Capital lease obligations paid	(130)	(115)
Excess tax benefits from stock-based compensation	409	437

Net cash used in financing activities	(10,936)	(42,919)

Increase (decrease) in cash and cash equivalents	51,973	4,233
Cash and cash equivalents, beginning of period	110,594	106,361

Cash and cash equivalents, end of period	$162,567	$110,594

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization
(unaudited)

        Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest expense, interest income, provision for income taxes, stock based compensation, other non comparable income and expenses, and certain legal costs. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue. A reconciliation of net income to Adjusted EBITDA follows:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2014	2013	2014	2013
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$13,499	$5,735	$65,352	$32,718
Depreciation and amortization	4,868	4,412	19,880	15,517
Interest expense	1,127	18	1,336	79
Interest (income)	(2)	(3)	(6)	(9)
Provision for income taxes	9,543	2,439	43,379	19,657

EBITDA	29,035	12,601	129,941	67,962
Stock-based compensation	1,554	434	2,894	1,842
Other non-comparable items(1)	—	—	—	1,565
Professional service fees(2)	—	478	813	478

Adjusted EBITDA	$30,589	$13,513	$133,648	$71,847

Adjusted EBITDA margin	34%	21%	37%	24%

(1)
Other "non-comparable items" include workforce restructuring expenses, and certain legal costs. The Company believes these are non-comparable expenses that should be excluded from Adjusted EBITDA in order to more effectively assess the Company's period-over-period and on-going operating performance.
(2)
Represents legal costs associated with the enforcement of a specific client contract. The legal process associated with this matter began in the fourth quarter of 2013 and concluded in the second quarter of 2014.

Inovalon Holdings, Inc.
Non-GAAP Net Income
(unaudited)

        Inovalon defines Non-GAAP Net Income as net income adjusted to exclude tax-affected stock-based compensation expense, tax-affected amortization of acquired intangible assets, and tax-affected other non-comparable income and certain expenses. A reconciliation of net income to Non-GAAP Net Income follows:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per-share amounts)	2014	2013	2014	2013
Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$13,499	$5,735	$65,352	$32,718
Stock-based compensation	1,554	434	2,894	1,842
Amortization of acquired intangible assets	541	1,296	4,368	3,599
Other non-comparable items(1)	—	—	—	1,565
Professional service fees(2)	—	478	813	478
Tax impact of add-back items	(836)	(829)	(3,222)	(2,809)

Non-GAAP Net Income	$14,758	$7,114	$70,205	$37,393

GAAP basic net income per share	$0.11	$0.04	$0.50	$0.24

GAAP diluted net income per share	$0.11	$0.04	$0.49	$0.24

Non-GAAP basic net income per share	$0.12	$0.05	$0.54	$0.28

Non-GAAP diluted net income per share	$0.12	$0.05	$0.53	$0.27

(1)
Other "non-comparable items" include workforce restructuring expenses, and certain legal costs. The Company believes these are non-comparable expenses that should be excluded from Adjusted EBITDA in order to more effectively assess the Company's period-over-period and on-going operating performance.
(2)
Represents legal costs associated with the enforcement of a specific client contract. The legal process associated with this matter began in the fourth quarter of 2013 and concluded in the second quarter of 2014.

Inovalon Holdings, Inc.
Other Financial data and Key Metrics
(unaudited)

        The Company believes the metrics illustrated in the table below are indicative of the overall level of analytical activity and the underlying growth in the business.

	As of December 31,
(In thousands, except statements of work)	2014	2013
MORE[2] Registry® dataset metrics
Unique patient count(1)	120,170	109,464
Medical event count(2)	9,250,424	8,321,236
Trailing 12 month Patient Analytics Months (PAM)(3)	16,519,827	12,812,630
Engaged patient population statements of work(4)	575	356

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Data analytics and data-driven intervention revenue mix:
Revenue from data analytics subscriptions(5)	61.5%	56.4%	57.7%	48.6%
Revenue from data-driven intervention platform services(6):
Fully automated processes	7.8%	3.7%	7.3%	4.3%
Partially automated processes	30.7%	39.9%	35.0%	47.1%

	38.5%	43.6%	42.3%	51.4%

(1)
Unique patient count is defined as each unique, longitudinally matched, de identified natural person represented in the MORE2 Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an "analytical process" is a distinct set of data calculations undertaken by us which is initiated and completed by the Company's analytical platform to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

(4)
Engaged patient population statements of work is defined as the number of discrete identified patient populations (for example, the Medicare Advantage members enrolled in a client health plan within the state of Florida) engaged under a contracted statement of work, or SOW, during the period presented. SOWs for any discontinued product offerings are not reflected within this metric.

(5)
Revenue from data analytics subscriptions is defined as revenue that results from subscription agreements/contracts for the provision of data analytics (which include such components as the company's data integration, data management, data analytics, and data reporting) services.

(6)
Revenue from data-driven intervention platform services is defined as revenue that results from contracts for the provision of data-driven intervention platform services. This revenue is further broken down into revenue achieved through fully automated processes (i.e., those processes that require no material variable-based labor component) and partially automated processes (i.e., those processes that require certain material variable-based labor components).

Inovalon Holdings, Inc.
Investment in Innovation
(unaudited)

        The Company's business model is based upon the ability to deliver value to clients through the combination of advanced, cloud based data analytics and data driven intervention platforms focused on the achievement of meaningful and measureable improvements in clinical quality outcomes and financial performance in healthcare. The Company's ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company's continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company's business success. The Company's investment in innovation includes costs for research and development, capitalized software development, and capital expenditures related to hardware and software platforms on which data analytics and data driven interventions capabilities are deployed as summarized below.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2014	2013	2014	2013
Investment in Innovation
Research and development(1)	$5,754	$5,021	$23,130	$21,192
Capitalized software development(2)	4,617	2,963	16,375	10,304
Research and development infrastructure investments(3)	456	712	5,023	3,565

Total investment in innovation	$10,827	$8,696	$44,528	$35,061

As a percentage of revenue
Research and development(1)	6%	8%	6%	7%
Capitalized software development(2)	5%	5%	5%	3%
Research and development infrastructure investments(3)	1%	1%	1%	1%

Total investment in innovation	12%	14%	12%	11%

(1)
Research and development primarily includes employee costs related to the development and enhancement of the Company's service offerings.
(2)
Capitalized software development includes capitalized costs incurred to develop and enhance functionality for the Company's data analytics and data driven intervention platforms.
(3)
Research and development infrastructure investments include strategic capital expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA
(unaudited)

	Guidance Range
	Three Months Ending March 31, 2015		Year Ending December 31, 2015
(In millions)	Low	High	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Adjusted EBITDA:
Net income	$11	$12	$75	$80
Depreciation and amortization	6	6	21	21
Interest expense	1	1	4	4
Interest (income)	—	—	(2)	(2)
Provision for income taxes (1)	7	8	50	53

EBITDA	25	27	$148	$156
Stock-based compensation	2	2	6	6

Adjusted EBITDA	$27	$29	$154	$162

(1)
A 40% tax rate is assumed in order to approximate the Company's effective corporate tax rate.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP Net Income
(unaudited)

	Guidance Range
	Three Months Ending March 31, 2015		Year Ending December 31, 2015
(In millions, except per-share amounts)	Low	High	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Non-GAAP Net Income:
Net income	$11	$12	$75	$80
Stock-based compensation	2	2	6	6
Amortization of acquired intangible assets	1	1	1	1
Tax impact of add-back items(1)	(1)	(1)	(2)	(2)

Non-GAAP Net Income	$13	$14	$80	$85

GAAP diluted net income per share	$0.08	$0.09	$0.51	$0.54

Non-GAAP diluted net income per share	$0.09	$0.10	$0.54	$0.57

Weighted average shares of common stock outstanding—diluted	139	139	149	149

(1)
A 40% tax rate is assumed in order to approximate the Company's effective corporate tax rate.

Non-GAAP Financial Measures

        Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP Net Income as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

        Investors frequently have requested information from management regarding depreciation, amortization other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors' ability to assess Inovalon's historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

        These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and as an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

        The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest expense, interest income, provision for income taxes, stock-based compensation, other non-comparable income and expenses, and certain legal costs. A reconciliation of net income is provided below, which is the most closely comparable non-GAAP financial measure, to Adjusted EBITDA.

        Adjusted EBITDA margin is the Company's calculation of Adjusted EBITDA divided by revenue calculated in accordance with GAAP.

        The Company uses Adjusted EBITDA and Adjusted EBITDA margin as a supplemental measure of its performance to gain insight into our operating performance. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of the Company's business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company's core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company's ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company's operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon's industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP Net Income

        The Company defines Non-GAAP Net Income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, tax-affected amortization of acquired intangible assets, and tax-affected other non-comparable income and expenses.

        The Company uses Non-GAAP Net Income as a supplemental measure of its performance to gain insight into its financial performance. The Company uses Non-GAAP Net Income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP Net Income provides management and investors a useful measure for period to period comparisons of the Company's core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP Net Income provides useful information to investors and others in understanding and evaluating the Company's performance. However, use of Non-GAAP Net Income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP. In addition, other companies, including companies in Inovalon's industry, might calculate Non-GAAP Net Income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:

Inovalon
Kim E. Collins (Investors)
4321 Collington Road
Bowie, Maryland 20716
Phone: 301-809-4000 x1473
kimecollins@inovalon.com

Greenough Communications,
on behalf of Inovalon
Andrea LePain (Media)
Phone: 617-275-6526
alepain@greenoughcom.com

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  Exhibit 99.1
INOVALON REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS